United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$32,395,623
Realized Trading Gain (Loss) on Swaps	28,788,016
Unrealized Gain (Loss) on Market Value of Futures	91,769,778
Unrealized Gain (Loss) on Market Value of Swaps	(7,662,312)
Dividend Income	9,087
Interest Income	23,435
ETF Transaction Fees	25,000
Total Income (Loss)	$145,348,627

Expenses
General Partner Management Fees	$439,796
Brokerage Commissions	183,333
Tax Reporting Fees	122,977
Audit Fees	13,589
NYMEX License Fee	10,995
Non-interested Directors' Fees and Expenses	9,908
Prepaid Insurance Expense	7,403
Legal Fees	1,393
Total Expenses	$789,394
Net Income (Loss)	$144,559,233

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/14	$938,382,164
Additions (12,900,000 Shares)	297,289,461
Withdrawals (22,600,000 Shares)	(505,606,819)
Net Income (Loss)	144,559,233

Net Asset Value End of Month	$874,624,039
Net Asset Value Per Share (35,866,476 Shares)	$24.39

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612